Exhibit 99.1

Village Farms Delivers Another Quarter

of Record Financial Performance in Q3/25

•
Consolidated Net Sales Increased 21% YoY to $66.7 Million; International Export Sales Increased 758%
•
Consolidated Net Income from Continuing Ops of $10.8 Million or $0.09 Per Share, Up YoY and Sequentially
•
Consolidated Adjusted EBITDA of $20.2 Million or 30.3% of Sales; Both Company Records
•
Operating Cash Flow of $24.4 Million Brings YTD Total to $46.7 Million; Company Ends Quarter with Approximately $88 Million in Cash
•
Canadian Cannabis Delivers Record Net Sales, Record Gross Margin of 56%, Record Adj. EBITDA and Record Cash Flow from Operations; 40 Metric Ton Production Capacity Expansion Underway
•
Continued Momentum in Netherlands Cannabis Sales as Capacity Expansion Progresses on Schedule

Vancouver, November 10, 2025 – Village Farms International, Inc. (“Village Farms” or the “Company”) (NASDAQ: VFF) today reported financial results for its third quarter ended September 30, 2025. All figures are in U.S. dollars unless otherwise indicated.

Management Commentary

“The Company delivered another quarter of record financial performance that demonstrates our continued success profitably scaling what we believe is one of the most attractive platforms for value creation in the global cannabis industry,” said Founder, President and Chief Executive Officer Michael DeGiglio. “Our team achieved several new performance records in Q3, with both year-over-year and sequential increases in each of net income from continuing operations, adjusted EBITDA and cash flow from operations. Congratulations to all our Village Farms team members around the world whose hard work, tenacity and integrity are continuing to enable our success.”

“In Canada, our recent efforts to align our product portfolio toward higher margin SKUs is driving sales growth in targeted channels and, along with our expanding international export sales, we delivered 29% year-over-year growth in net sales, record gross margin of 56%, a 900% year-over-year increase in net income, a 306% increase in adjusted EBITDA and a 331% increase in cash flow from operations. Our previously announced 40 metric ton capacity expansion project is now underway and will ramp through 2026, supporting further growth in our Canadian and international export markets with the consistent supply of quality cannabis products the world expects from Village Farms.”

“In the Netherlands, we experienced continued momentum in sales growth during the third quarter and our Drachten facility has now reached its full operating capacity. Our team has continued to improve our portfolio of product offerings to coffeeshops as well as our overall market penetration, and we remain very pleased with our competitive position in the Dutch market. Construction of our second and larger Dutch facility, which will expand production capacity five-fold, is progressing on plan and remains on schedule to be operational during the first quarter of next year. Once complete, we expect this facility to enable us to drive further improvements in revenue growth and cash flow generation for the Company.”

“Our strong third quarter performance also drove another quarter of continued healthy cash flows from operations of $24.4 million, bringing our total cash position at quarter end to $87.6 million. Our significantly improved cash flow generation profile and balance sheet will enable us to continue expansion projects and possible strategic investments, and gave our Board of Directors confidence to initiate a share repurchase program at the end of the third quarter as part of a balanced approach to capital allocation to drive returns to shareholders.”

“Looking ahead, we remain highly motivated to exceed our own expectations and are confident in our ability to continue driving profitable sales growth and strong cash flow generation. With capacity expansion projects in Europe and Canada coming online next year, along with the strength of our balance sheet and our focus on continuous improvement, we see a very bright future for Village Farms as we continue executing our growth strategy and pursuing various expansion opportunities around the world.”

Third Quarter 2025 Financial Highlights

(All comparable periods are for the third quarter of 2024 unless otherwise stated)

Consolidated

•
Consolidated net sales increased 21% to $66.7 million from $54.9 million;
•
Consolidated net income from continuing operations was $10.8 million, or $0.09 per share compared with a net loss of $0.8 million, or ($0.01) per share;
•
•
Consolidated cash flow from operations was $24.4 million compared with $6.5 in the prior year period;
•
YTD consolidated cash flow from operations was $46.7 million compared with $2.8 million; and,
•
Consolidated adjusted EBITDA from continuing operations (a non-GAAP measure) was $20.7 million or 31.0% of sales, compared with $4.7 million or 8.5% of sales in the prior year period.

Canadian Cannabis

•
Net sales increased 29% to $46.6 million (C$64.1 million) from $36.5 million (C$49.8 million);
•
International medical export sales increased 758%; retail branded sales decreased 4% due to a planned mix shift toward higher-margin products;
•
Gross margin increased to 56% from 26%, driven by improvements in operating efficiency leading to lower costs of production and an increased mix of higher-margin international export sales;
•
Net income increased 900% to $11.7 million (C$16.0 million) from $1.2 million (C$1.6 million);
•
Adjusted EBITDA increased 306% to $19.3 million (C$26.6 million) from $4.8 million (C$6.5 million); and,
•
Cash flow from operations increased 331% to $19.4 million (C$26.8 million) from $4.5 million (C$6.1 million).

U.S. Cannabis (Balanced Health Botanicals)

•
Net sales were $3.3 million compared with $3.9 million;
•
Gross margin decreased to 60% from 63%;
•
Net loss was $0.4 million compared with a net loss of $0.2 million; and
•
Adjusted EBITDA was ($0.3 million) compared with ($0.2 million).

Netherlands Cannabis (Leli Holland)

Leli Holland was non-operational during the comparable quarter of 2024. As a result, comparative financial performance to the prior-year quarter is not meaningful.

•
Net sales were $3.6 million;
•
Net income was $0.8 million; and
•
Adjusted EBITDA was $1.3 million.

Village Farms Produce

•
Sales from continuing operations of $12.8 million were essentially flat as compared to the prior year as 2025 sales has a commission to Vanguard Food, L.P.;
•
Net income from continuing operations improved to $1.3 million compared to $0.3 million; and,
•
Adjusted EBITDA from continuing operations improved to $2.5 million from $1.7 million.

Strategic Growth and Operational Highlights

Canadian Cannabis

•
Company continues to maintain a top five overall market share position in Canada and the number two position in dried flower despite planned reductions in sales of lower-margin SKUs1;
•
Significantly surpassed the high end of its targeted gross margin range of 30-40%, marking the third consecutive quarter meeting or exceeding the target range, contributing to record quarterly and YTD adjusted EBITDA performance;
•
Introduced several new and unique packaging innovations to the Canadian market, including the launch of a one-way aroma valve built directly into its dried flower packaging, windowed packaging for its flower products which enables consumers to see product before purchase, and a proprietary built-in matchbox accessory for its pre-roll offerings to meet growing demand for ready-to-enjoy cannabis experiences;
•
Published groundbreaking peer-reviewed research in Scientific Reports (Nature Portfolio), highlighting the natural variability of THC potency within cannabis plants, reinforcing a need for a greater focus on product quality versus potency and more transparent and accurate labelling across the industry; and,
•
Subsequent to quarter end, began expansion of cultivation capacity in its Delta 2 greenhouse to meet increasing demand in Canadian and international export markets. The expansion is being funded with existing cash on hand and is expected to yield an incremental 40 metric tons of annualized cannabis production, expanding capacity by approximately 33%.

1.
Based on estimated retail sales from HiFyre, other third parties and provincial boards

International Cannabis (Reported within Canadian Cannabis)

•
International export sales increased 758% year-over-year, driven by continued strength of demand in Germany and steady performance across other international markets;
•
Company believes that it remains the largest exporter of medical cannabis to Europe, and that it has gained market share sequentially in Germany in each of the past four quarters1
•
Company continues to distribute several leading cultivars in Germany and other international medical markets through third-party partners2; and
•
Company anticipates entering additional international medical markets during the first half of calendar year 2026.
1.
Based on German government data and Company estimates
2.
Based on Company estimates and ranking compiled by German outlet Flowzz

Netherlands Cannabis (Leli Holland)

•
Operations in the Company’s Phase I facility in Drachten have now ramped to full capacity while demonstrating strong profitability and cash flow generation;
•
Leli Holland products are now represented in 91% of participating coffeeshops, representing increased market penetration sequentially as compared to the second quarter;
•
The Company has continued to introduce new products into the market, including hash offerings and pre-rolls and it expects to launch additional products for coffeeshops during the fourth quarter;
•
Construction of the Company’s Phase II facility in Groningen remains on track to be operational in Q1 2026. When completed, the Phase II facility is expected to quintuple total annualized production capacity to approximately 10,000 kilograms.

U.S. Cannabis

•
The Company's application for a Texas medicinal marijuana license remains pending review by the Department of Public Services. New license awards are expected to be granted on December 1, 2025. If awarded, the Company plans to work with its listing authority to structure an acceptable ownership structure and comply with all applicable regulatory requirements.

Corporate

•
On September 29, 2025, the Company’s Board of Directors unanimously approved a US$10 million share repurchase authorization for up to 5,687,000 common shares (five percent of the Company’s issued and outstanding common shares at the date of announcement).
•
On November 6, 2025, the Company announced the hiring of Brian Ellis to the role of Chief Information and Technology Officer (CITO) to lead the Company’s global technology and information strategy. Mr. Ellis brings over 25 years of enterprise architecture, IT strategy, and large-scale digital transformation experience across various global industries, including roles at Nike, Topgolf Callaway, and Booking.com.

Conference Call

Village Farms’ management team will host a conference call to discuss its third quarter 2025 financial results today, Monday, November 10, 2025, at 8:30 a.m. ET. Participants can access the conference call via a webcast at Village Farms Third Quarter 2025 Conference Call Webcast or on the company website at Village Farms - Events. Participants wanting to access the conference call by telephone must register in advance at Village Farms Third Quarter 2025 Conference Call Registration to receive telephone dial-in information.

The live question and answer session will be limited to analysts; however, others are invited to submit questions ahead of the conference call via email at investorrelations@villagefarms.com. Management will address questions received via email during the question-and-answer session as time permits.

About Village Farms International, Inc.

Village Farms leverages decades of experience in Controlled Environment Agriculture as a large-scale, vertically-integrated supplier of high-value, high-growth plant-based Consumer Packaged Goods. The Company built a strong foundation as the leading and longest-tenured fresh produce supplier to grocery and large-format retailers throughout the US and Canada, but now focuses its agricultural expertise on high-growth cannabinoid opportunities internationally while maintaining strategic optionality through remaining produce assets.

In Canada, the Company's wholly owned Canadian subsidiary, Pure Sunfarms, is one of the single largest cannabis operations in the world (2.2 million square feet of greenhouse production), a low-cost producer and one of Canada’s highest quality and best-selling brands. The Company owns an incremental 2.6 million square feet of greenhouse capacity in Canada for future expansion, and also owns 80% of Québec-based, Rose LifeScience, a leader in the commercialization of cannabis products.

Internationally, Village Farms is targeting selected, nascent, legal cannabis opportunities with significant growth potential. The Company exports medical cannabis from its EU GMP certified facility in Canada to international markets including Germany, the United Kingdom, Israel, Australia, and New Zealand. The Company is expanding its export business to new countries and customers, and making select investments in international production assets. In Europe, wholly-owned Leli Holland has one of 10 licenses to grow and distribute recreational cannabis within the Dutch Coffee Shop Experiment.

In the US, wholly-owned Balanced Health Botanicals is one of the leading CBD and hemp-derived brands and e-commerce platforms in the country. Subject to compliance with all applicable US federal and state laws and stock exchange rules, Village Farms plans to enter the US THC market via multiple strategies, leveraging its Texas-based greenhouse assets (2.2 million square feet of existing greenhouse capacity and 950 acres of owned, unoccupied land for future expansion).

Village Farms Clean Energy (VFCE), through a partnership with Atlanta-based Terreva Renewables, creates renewable natural gas from landfill gas at its Delta RNG facility. VFCE receives royalties on all revenue generated.

Contact Information

Sam Gibbons

Senior Vice President, Corporate Affairs

Phone: (407) 936-1190 ext. 328

Email: sgibbons@villagefarms.com

Lawrence Chamberlain

LodeRock Advisors

Phone: (416) 519-4196

Email: lawrence.chamberlain@loderockadvisors.com

Canadian Cannabis Performance Summary

(millions except % metrics)	Three Months Ended September 30,
	2025		2024
	CAD $	USD $	CAD $	USD $	Change of C $
Total Net Sales	$64.1	$46.6	$49.8	$36.5	29%
Total Cost of Sales	$28.3	$20.6	$36.7	$26.9	-23%
Gross Profit	$35.8	$26.0	$13.1	$9.6	173%
Gross Margin %	56%	56%	26%	26%	112%
SG&A	$12.8	$9.1	$10.9	$8.0	17%
Net income	$16.0	$11.7	$1.6	$1.2	900%
Adjusted EBITDA (1)	$26.6	$19.3	$6.5	$4.8	309%
Adjusted EBITDA Margin (1)	41%	41%	13%	13%	218%
Cash flow from Operations	$26.8	$19.4	$6.1	$4.5	339%

(millions except % metrics)	Nine Months Ended September 30,
	2025		2024
	CAD $	USD $	CAD $	USD $	Change of C $
Total Net Sales	$175.5	$125.9	$156.0	$114.7	13%
Total Cost of Sales	$97.7	$70.0	$115.4	$84.8	-15%
Gross Profit	$77.8	$55.9	$40.6	$29.9	92%
Gross Margin %	44%	44%	26%	26%	70%
SG&A	$37.1	$26.5	$33.3	$24.4	11%
Net income	$29.5	$21.2	$4.6	$3.4	541%
Adjusted EBITDA (1)	$52.7	$37.9	$18.6	$13.6	183%
Adjusted EBITDA Margin (1)	30%	30%	12%	12%	152%
Cash flow from Operations	$56.0	$40.6	$19.4	$14.3	189%

Canadian Cannabis’ Composition of Sales by Channel

(millions except % metrics)	Three Months Ended September 30,
	2025		2024
	CAD $	USD $	CAD $	USD $	Change of C $
Retail Branded Sales	$58.6	$42.5	$61.3	$44.9	-4%
Non-Branded Sales	$10.1	$7.3	$10.1	$7.4	0%
International Sales	$16.3	$11.9	$1.9	$1.4	758%
Other	$0.7	$0.5	$0.6	$0.4	17%
Less: Excise Taxes	$(21.6)	$(15.7)	$(24.1)	$(17.7)	-10%
Net Sales	$64.1	$46.5	$49.8	$36.5	29%

(millions except % metrics)	Nine Months Ended September 30,
	2025		2024
	CAD $	USD $	CAD $	USD $	Change of C $
Retail Branded Sales	$166.3	$119.0	$195.9	$144.0	-15%
Non-Branded Sales	$28.8	$20.7	$30.1	$22.1	-4%
International Sales	$40.6	$29.2	$6.0	$4.4	577%
Other	$2.0	$1.4	$1.8	$1.3	11%
Less: Excise Taxes	$(62.2)	$(44.5)	$(77.7)	$(57.1)	-20%
Net Sales	$175.5	$125.8	$156.0	$114.7	13%

Presentation of Financial Results

The Company’s financial statements for the three and nine months ended September 30, 2025, as well as the comparative periods for 2024, have been prepared and presented under United States Generally Accepted Accounting Principals (“GAAP”).

RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Sales	$66,741	$54,938	$166,320	$150,522
Cost of sales	(34,803)	(41,301)	(97,860)	(112,031)
Gross profit	31,938	13,637	68,460	38,491
Selling, general and administrative expenses	(15,599)	(14,565)	(45,629)	(45,871)
Interest expense	(646)	(779)	(2,162)	(2,594)
Interest income	360	229	544	757
Foreign exchange (loss) gain	(238)	352	1,470	(929)
Other (loss) income	(282)	379	4,169	528
Goodwill and intangible asset impairments	—	—	—	(11,939)
Income (loss) before taxes and equity method investment income	15,533	(747)	26,852	(21,557)
Provision for income taxes	(4,717)	(94)	(8,203)	(674)
Equity method investment income, net of tax	—	—	—	—
Income (loss) from continuing operations	10,816	(841)	18,649	(22,231)
(Loss) Income from discontinued operations, net of tax	(276)	91	11,015	(4,756)
Income (loss) including non-controlling interests	10,540	(750)	29,664	(26,987)
Less: net (income) loss attributable to non-controlling interests, net of tax	(323)	(70)	347	(234)
Net income (loss) attributable to Village Farms International, Inc. shareholders	$10,217	$(820)	$30,011	$(27,221)
Adjusted EBITDA from continuing operations	$20,686	$4,675	$41,246	$8,505
Adjustments attributable to discontinued operations	(398)	627	(7,617)	(3,171)
Adjusted EBITDA (1)	$20,288	$5,302	$33,629	$5,334
Basic income (loss) per share attributable to Village Farms International, Inc. shareholders from:	$—	$—	$—	$—
Continuing operations	$0.09	$(0.01)	$0.17	$(0.21)
Discontinued operations	(0.00)	0.00	0.10	(0.04)
Basic income (loss) per share attributable to Village Farms International, Inc. shareholders	$0.09	$(0.01)	$0.27	$(0.25)
Diluted income (loss) per share attributable to Village Farms International, Inc. shareholders from:	$—	$—	$—	$—
Continuing operations	$0.08	$(0.01)	$0.16	$(0.21)
Discontinued operations	$—	$—	$0.10	$(0.04)
Diluted income (loss) per share attributable to Village Farms International, Inc. shareholders	$0.08	$(0.01)	$0.26	$(0.25)

(1)
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience through March 31, 2024, 80% interest in Rose LifeScience beginning on April 1, 2024, 85% interest in Leli through September 22, 2024, and our 100% interest in Leli beginning on September 23, 2024.

We caution that our results of operations for the three months and nine months ended September 30, 2025, and 2024 may not be indicative of our future performance.

SEGMENTED RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	For The Three Months Ended September 30, 2025
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Sales	$12,841	$46,583	$3,337	$393	$3,587	$—	$66,741
Cost of sales	(10,833)	(20,628)	(1,348)	(66)	(1,928)	—	(34,803)
Selling, general and administrative expenses	(217)	(9,140)	(2,425)	(22)	(702)	(3,093)	(15,599)
Other (expense) income, net	(465)	(328)	(3)	—	(44)	34	(806)
Income (loss) before taxes and equity method investment income	1,326	16,487	(439)	305	913	(3,059)	15,533
Provision for income taxes	(26)	(4,486)	—	(82)	(123)	—	(4,717)
Equity method investment income, net of tax	—	—	—	—	—	—	—
Income (loss) from continuing operations	1,300	12,001	(439)	223	790	(3,059)	10,816
Loss from discontinued operations net of tax	(276)	—	—	—	—	—	(276)
Income (loss) including non-controlling interests	1,024	12,001	(439)	223	790	(3,059)	10,540
Less: net income attributable to non-controlling interests, net of tax	—	(323)	—	—	—	—	(323)
Net income (loss)	$1,024	$11,678	$(439)	$223	$790	$(3,059)	$10,217
Adjusted EBITDA from continuing operations	$2,479	$19,310	$(332)	$305	$1,265	$(2,341)	$20,686
Adjustments attributable to discontinued operations	(398)	-	-	-	-	-	(398)
Adjusted EBITDA (1)	$2,081	$19,310	$(332)	$305	$1,265	$(2,341)	$20,288
Basic income (loss) per share from continuing operations	$0.01	$0.10	$-	$-	$0.01	$(0.03)	$0.09
Basic income per share from discontinued operations	$-	$-	$-	$-	$-	$-	$-
Basic income (loss) per share	$0.01	$0.10	$-	$-	$0.01	$(0.03)	$0.09
Diluted income (loss) per share from continuing operations	$0.01	$0.10	$-	$-	$0.01	$(0.03)	$0.09
Diluted income per share from discontinued operations	$-	$-	$-	$-	$-	$-	$-
Diluted income (loss) per share	$0.01	$0.10	$-	$-	$0.01	$(0.03)	$0.09

	For The Three Months Ended September 30, 2024
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Sales	$14,340	$36,463	$3,943	$192	$—	$—	$54,938
Cost of sales	(12,930)	(26,864)	(1,443)	(64)	—	—	(41,301)
Selling, general and administrative expenses	(715)	(7,983)	(2,692)	(1)	(385)	(2,789)	(14,565)
Other expense, net	(383)	(16)	—	170	—	410	181
Goodwill and intangible asset impairments	—	—	—	—	—	—	—
Income (loss) before taxes and equity method investment income	312	1,600	(192)	297	(385)	(2,379)	(747)
(Provision for) recovery of income taxes	(27)	(308)	—	—	239	2	(94)
Equity method investment income, net of tax	—	—	—	—	—	—	—
Income (loss) from continuing operations	285	1,292	(192)	297	(146)	(2,377)	(841)
Income from discontinued operations net of tax	91	—	—	—	—	—	91
Income (loss) including non-controlling interests	376	1,292	(192)	297	(146)	(2,377)	(750)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	(124)	—	—	54	—	(70)
Net income (loss)	$376	$1,168	$(192)	$297	$(92)	$(2,377)	$(820)

Adjusted EBITDA from continuing operations	$1,704	$4,752	$(159)	$313	$(54)	$(1,881)	$4,675
Adjustments attributable to discontinued operations	627	-	-	-	-	-	627
Adjusted EBITDA (1)	$2,331	$4,752	$(159)	$313	$(54)	$(1,881)	$5,302
Basic income (loss) per share from continuing operations	$-	$0.01	$-	$-	$-	$(0.02)	$(0.01)
Basic income per share from discontinued operations	$-	$-	$-	$-	$-	$-	$-
Basic income (loss) per share	$-	$0.01	$-	$-	$-	$(0.02)	$(0.01)
Diluted income (loss) per share from continuing operations	$-	$0.01	$-	$-	$-	$(0.02)	$(0.01)
Diluted income per share from discontinued operations	$-	$-	$-	$-	$-	$-	$-
Diluted income (loss) per share	$-	$0.01	$-	$-	$-	$(0.02)	$(0.01)

	For The Nine Months Ended September 30, 2025
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Sales	$21,442	$125,938	$11,082	$1,302	$6,556	$—	$166,320
Cost of sales	(20,277)	(70,040)	(4,064)	(219)	(3,260)	—	(97,860)
Selling, general and administrative expenses	(1,802)	(26,506)	(7,405)	(23)	(1,698)	(8,195)	(45,629)
Other income (expense), net	3,478	(820)	(220)	—	(44)	1,627	4,021
Income (loss) before taxes and equity method investment income	2,841	28,572	(607)	1,060	1,554	(6,568)	26,852
Provision for income taxes	(26)	(7,720)	—	(286)	(171)	—	(8,203)
Equity method investment income, net of tax	—	—	—	—	—	—	—
Income (loss) from continuing operations	2,815	20,852	(607)	774	1,383	(6,568)	18,649
Income from discontinued operations net of tax	11,015	—	—	—	—	—	11,015
Income (loss) including non-controlling interests	13,830	20,852	(607)	774	1,383	(6,568)	29,664
Less: net loss attributable to non-controlling interests, net of tax	—	347	—	—	—	—	347
Net income (loss)	$13,830	$21,199	$(607)	$774	$1,383	$(6,568)	$30,011
Adjusted EBITDA from continuing operations	$7,128	$37,868	$(173)	$1,060	$2,560	$(7,197)	$41,246
Adjustments attributable to discontinued operations	(7,617)	-	-	-	-	-	(7,617)
Adjusted EBITDA (1)	$(489)	$37,868	$(173)	$1,060	$2,560	$(7,197)	$33,629
Basic income (loss) per share from continuing operations	$0.02	$0.19	$(0.01)	$0.02	$0.01	$(0.06)	$0.17
Basic income per share from discontinued operations	$0.10	$-	$-	$-	$-	$-	$0.10
Basic income (loss) per share	$0.12	$0.19	$(0.01)	$0.02	$0.01	$(0.06)	$0.27
Diluted income (loss) per share from continuing operations	$0.02	$0.18	$(0.01)	$0.02	$0.01	$(0.06)	$0.16
Diluted income per share from discontinued operations	$0.10	$-	$-	$-	$-	$-	$0.10
Diluted income (loss) per share	$0.12	$0.18	$(0.01)	$0.02	$0.01	$(0.06)	$0.26

	For The Nine Months Ended September 30, 2024
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Sales	$22,778	$114,654	$12,777	$313	$—	$—	$150,522
Cost of sales	(22,129)	(84,842)	(4,953)	(107)	—	—	(112,031)

Selling, general and administrative expenses	(2,274)	(24,436)	(9,058)	(38)	(1,089)	(8,976)	(45,871)
Other expense (income), net	(1,406)	(687)	—	170	—	(315)	(2,238)
Goodwill and intangible asset impairments	—	—	(11,939)	—	—	—	(11,939)
(Loss) income before taxes and equity method investment income	(3,031)	4,689	(13,173)	338	(1,089)	(9,291)	(21,557)
(Provision for) recovery of income taxes	(23)	(896)	—	—	239	6	(674)
Equity method investment income, net of tax	—	—	—	—	—	—	—
(Loss) income from continuing operations	(3,054)	3,793	(13,173)	338	(850)	(9,285)	(22,231)
Loss from discontinued operations net of tax	(4,756)	—	—	—	—	—	(4,756)
(Loss) income including non-controlling interests	(7,810)	3,793	(13,173)	338	(850)	(9,285)	(26,987)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	(394)	—	—	160	—	(234)
Net (loss) income	$(7,810)	$3,399	$(13,173)	$338	$(690)	$(9,285)	$(27,221)
Adjusted EBITDA from continuing operations	$1,180	$13,643	$(1,014)	$354	$(119)	$(5,539)	$8,505
Adjustments attributable to discontinued operations	(3,171)	-	-	-	-	-	(3,171)
Adjusted EBITDA (1)	$(1,991)	$13,643	$(1,014)	$354	$(119)	$(5,539)	$5,334
Basic (loss) income per share from continuing operations	$(0.03)	$0.03	$(0.12)	$-	$(0.01)	$(0.08)	$(0.21)
Basic loss per share from discontinued operations	$(0.04)	$-	$-	$-	$-	$-	$(0.04)
Basic (loss) income per share	$(0.07)	$0.03	$(0.12)	$-	$(0.01)	$(0.08)	$(0.25)
Diluted (loss) income per share from continuing operations	$(0.03)	$0.03	$(0.12)	$-	$(0.01)	$(0.08)	$(0.21)
Diluted loss per share from discontinued operations	$(0.04)	$-	$-	$-	$-	$-	$(0.04)
Diluted (loss) income per share	$(0.07)	$0.03	$(0.12)	$-	$(0.01)	$(0.08)	$(0.25)

(1)
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA presented for these segments may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect the underlying business performance of the Company.

This press release is intended to be read in conjunction with the Company’s Consolidated Financial Statements ("Financial Statements”) and Management’s Discussion & Analysis ("MD&A”) for the three and nine months ended September 30, 2025 in the Company Form 10-Q, which will be filed on (www.sec.gov/edgar.shtml) and SEDAR (www.sedar.com) and will be available at www.villagefarms.com.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

The following tables reflect a reconciliation of net income to Adjusted EBITDA, as presented by the Company:

	For The Three Months Ended September 30, 2025
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Net income (loss) from continuing operations	$1,300	$11,678	$(439)	$223	$790	$(3,059)	$10,493
Add:	—	—	—	—	—	—	—
Amortization and depreciation	813	2,928	47	—	349	25	4,162
Foreign currency exchange (gain) loss	(12)	19	—	—	—	217	224
Interest expense, net	345	192	—	—	—	(251)	286
Provision for income taxes	26	4,486	—	82	123	—	4,717
Share-based compensation	7	217	60	—	3	727	1,014
Deferred financing fees	—	32	—	—	—	—	32
Adjustments attributable to non-controlling interest	—	(242)	—	—	—	—	(242)
Adjusted EBITDA from continuing operations	2,479	19,310	(332)	305	1,265	(2,341)	20,686
Adjustments attributable to discontinued operations	(398)	—	—	—	—	—	(398)
Adjusted EBITDA (2)	$2,081	$19,310	$(332)	$305	$1,265	$(2,341)	$20,288

	For The Three Months Ended September 30, 2024
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Net income (loss) from continuing operations	$285	$1,168	$(192)	$297	$(92)	$(2,377)	$(911)
Add:	—	—	—	—	—	—	—
Amortization and depreciation	817	3,341	50	—	324	46	4,578
Foreign currency exchange loss (gain)	20	(28)	—	—	—	(350)	(358)
Interest expense, net	555	42	—	16	—	(63)	550
Provision for (recovery of) income taxes	27	308	—	—	(241)	—	94
Share-based compensation	—	29	(17)	—	—	863	875
Adjustments attributable to non-controlling interest	—	(108)	—	—	(45)	—	(153)
Adjusted EBITDA from continuing operations	1,704	4,752	(159)	313	(54)	(1,881)	4,675
Adjustments attributable to discontinued operations	627	—	—	—	—	—	627
Adjusted EBITDA (2)	$2,331	$4,752	$(159)	$313	$(54)	$(1,881)	$5,302

	For The Nine Months Ended September 30, 2025
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Net income (loss) from continuing operations	$2,815	$21,199	$(607)	$774	$1,383	$(6,568)	$18,996
Add:	—	—	—	—	—	—	—
Amortization and depreciation	3,086	8,231	145	—	1,003	107	12,572
Foreign currency exchange gain	(94)	(116)	—	—	—	(1,327)	(1,537)
Interest expense, net	1,269	649	—	—	—	(300)	1,618
Provision for income taxes	26	7,720	—	286	171	—	8,203
Share-based compensation	26	290	72	—	3	891	1,282
Deferred financing fees	—	79	—	—	—	—	79
Other impairments	—	—	217	—	—	—	217
Adjustments attributable to non-controlling interest	—	(184)	—	—	—	—	(184)
Adjusted EBITDA from continuing operations	7,128	37,868	(173)	1,060	2,560	(7,197)	41,246

Adjustments attributable to discontinued operations	(7,617)	—	—	—	—	—	(7,617)
Adjusted EBITDA (2)	$(489)	$37,868	$(173)	$1,060	$2,560	$(7,197)	$33,629

	For The Nine Months Ended September 30, 2024
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Cannabis Netherlands	Corporate	Total
Net income (loss) from continuing operations	$(3,054)	$3,399	$(13,173)	$338	$(690)	$(9,285)	$(22,465)
Add:	—	—	—	—	—	—	—
Amortization and depreciation	2,456	9,221	154	—	951	152	12,934
Foreign currency exchange loss (gain)	58	(6)	—	—	—	714	766
Interest expense, net	1,697	524	—	16	—	(400)	1,837
Provision for (recovery of) income taxes	23	896	—	—	(241)	(4)	674
Share-based compensation	—	126	66	—	—	3,284	3,476
Deferred financing fees	—	10	—	—	—	—	10
Goodwill and intangible impairments (1)	—	—	11,939	—	—	—	11,939
Adjustments attributable to non-controlling interest	—	(527)	—	—	(139)	—	(666)
Adjusted EBITDA from continuing operations	1,180	13,643	(1,014)	354	(119)	(5,539)	8,505
Adjustments attributable to discontinued operations	(3,171)	—	—	—	—	—	(3,171)
Adjusted EBITDA (2)	$(1,991)	$13,643	$(1,014)	$354	$(119)	$(5,539)	$5,334

(1) Reflects impairment to goodwill and intangibles of $11,939 in U.S. Cannabis that was based on recent historical performance, near-term forecasts, and the state of the CBD industry in the United States. See “Critical Accounting Estimates and Judgments” below for more information.

(2) Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA presented for these segments may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect the underlying business performance of the Company.

A detailed discussion of our consolidated and segment results can be found in the 10-Q MD&A on the Village Farms website under Financial Reports (https://villagefarms.com/financial-reports/) within the Investors section.

Cautionary Statement Regarding Forward-Looking Information

As used in this Press Release, the terms “Village Farms”, “Village Farms International”, the “Company”, “we”, “us”, “our” and similar references refer to Village Farms International, Inc. and our consolidated subsidiaries, and the term “Common Shares” refers to our common shares, no par value. Our financial information is presented in U.S. dollars and all references in this Press Release to “$” means U.S. dollars and all references to “C$” means Canadian dollars.

This Press Release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to the safe harbor created by those sections. This Press Release also contains "forward-looking information" within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively as "forward-looking statements". Forward-looking statements may relate to the Company's future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, tariffs, taxes, plans and objectives of or involving the Company or statements regarding the anticipated benefits from the closing of the transaction involving Vanguard Food LP. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable or produce industry, the cannabis industry and market and our energy segment are forward-looking statements. In some cases, forward-looking information can be identified by such terms as "can", "outlook", "may", "might", "will", "could", "should", "would", "occur", "expect", "plan", "anticipate", "believe", "intend", "try", "estimate", "predict", "potential", "continue", "likely", "schedule", "objectives", or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this Press Release are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry, including that of Pure Sunfarms, Corp. (“Pure Sunfarms”), Rose LifeScience Inc. (“Rose” or “Rose LifeScience”) and Balanced Health Botanicals, LLC (“Balanced Health”); the limited operational history of the Delta RNG Project in our energy segment and Leli Holland B.V. ("Leli"); the legal status of the cannabis business of Pure Sunfarms and Rose and the hemp business of Balanced Health and uncertainty regarding the legality and regulatory status of cannabis in the United States; risks relating to the integration of Balanced Health and Rose into our consolidated business; risks relating to obtaining additional financing on acceptable terms, including our dependence upon credit facilities and dilutive transactions; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; our market position and competitive position; our ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada as well as exports; risks related to the start-up of international production at our Netherlands operations under Leli; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses required under the Cannabis Act (Canada), the Criminal Code and other Acts, S.C. 2018, C. 16 (Canada) for its Canadian operational facilities, and changes in our regulatory requirements; legal and operational risks relating to expected conversion of our greenhouses to cannabis production in Canada and in the United States; risks related to rules and regulations at the U.S. Federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade and the potential for tariffs and other trade restrictions; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; elevated interest rates; and tax risks.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this Press Release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company's control, which may cause the Company's or the industry's actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company's filings with securities regulators, including this Press Release and the Company’s most recently filed annual report on Form 10-K.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this Press Release relate only to events or information as of the date on which the statements are made in this Press Release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Village Farms International, Inc.

Condensed Consolidated Statements of Financial Position

(In thousands of United States dollars, except share data)

(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$82,561	$24,631
Restricted cash	5,000	—
Trade receivables, net	31,351	22,160
Inventories, net	34,203	41,256
Other receivables	579	247
Prepaid expenses and deposits	2,931	2,806
Current assets of discontinued operations	—	24,919
Total current assets	156,625	116,019
Non-current assets
Property, plant and equipment, net	179,845	175,226
Investments	6,279	2,656
Goodwill	43,696	42,315
Intangibles, net	23,755	25,105
Deferred tax asset	719	1,005
Right-of-use assets	3,587	4,372
Other assets	3,878	2,178
Non-current assets of discontinued operations	—	20,430
Total assets	$418,384	$389,306
LIABILITIES
Current liabilities
Line of credit	$—	$4,000
Trade payables	9,511	11,254
Current maturities of long-term debt	4,841	8,142
Accrued sales taxes	11,758	8,740
Accrued loyalty program	519	1,029
Accrued liabilities	10,116	8,972
Lease liabilities - current	1,134	1,060
Income tax payable	8,538	51
Other current liabilities	7,381	1,053
Current liabilities of discontinued operations	2,608	17,918
Total current liabilities	56,406	62,219
Non-current liabilities
Long-term debt	29,753	32,420
Deferred tax liability	20,161	19,940
Lease liabilities - non-current	3,459	4,199
Other non-current liabilities	3,240	2,196
Non-current liabilities of discontinued operations	—	4,374
Total liabilities	113,019	125,348
MEZZANINE EQUITY
Redeemable non-controlling interest	9,997	9,953
SHAREHOLDERS’ EQUITY
Common stock, no par value per share - unlimited shares authorized; 114,970,100 shares issued and outstanding at September 30, 2025 and 112,337,049 shares issued and outstanding at December 31, 2024.	390,893	387,349
Additional paid in capital	31,886	30,604
Accumulated other comprehensive loss	(12,406)	(18,932)
Retained earnings	(115,005)	(145,016)
Total shareholders’ equity	295,368	254,005
Total liabilities, mezzanine equity and shareholders’ equity	$418,384	$389,306

Village Farms International, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(In thousands of United States dollars, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Sales	$66,741	$54,938	$166,320	$150,522
Cost of sales	(34,803)	(41,301)	(97,860)	(112,031)
Gross profit	31,938	13,637	68,460	38,491
Selling, general and administrative expenses	(15,599)	(14,565)	(45,629)	(45,871)
Interest expense	(646)	(779)	(2,162)	(2,594)
Interest income	360	229	544	757
Foreign exchange (loss) gain	(238)	352	1,470	(929)
Other (loss) income	(282)	379	4,169	528
Goodwill and intangible asset impairments	—	—	—	(11,939)
Income (loss) before taxes and equity method investment income	15,533	(747)	26,852	(21,557)
Provision for income taxes	(4,717)	(94)	(8,203)	(674)
Equity method investment income, net of tax	—	—	—	—
Income (loss) from continuing operations	10,816	(841)	18,649	(22,231)
(Loss) Income from discontinued operations, net of tax	(276)	91	11,015	(4,756)
Income (loss) including non-controlling interests	10,540	(750)	29,664	(26,987)
Less: net (income) loss attributable to non-controlling interests, net of tax	(323)	(70)	347	(234)
Net income (loss) attributable to Village Farms International, Inc. shareholders	$10,217	$(820)	$30,011	$(27,221)
Basic income (loss) per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.09	$(0.01)	$0.17	$(0.21)
Discontinued operations	-	-	0.10	(0.04)
Basic income (loss) per share attributable to Village Farms International, Inc. shareholders	$0.09	$(0.01)	$0.27	$(0.25)
Diluted income (loss) per share attributable to Village Farms International, Inc. shareholders from:
Continuing operations	$0.08	$(0.01)	$0.16	$(0.21)
Discontinued operations	-	-	0.10	(0.04)
Diluted income (loss) per share attributable to Village Farms International, Inc. shareholders	$0.08	$(0.01)	$0.26	$(0.25)
Weighted average number of common shares used in the computation of net income (loss) per share (in thousands):
Basic	113,039	111,917	112,577	111,045
Diluted	120,565	111,917	115,292	111,045
Income (loss) including non-controlling interests	$10,540	$(750)	$29,664	$(26,987)
Other comprehensive income (loss):
Foreign currency translation adjustment	(3,920)	2,595	6,915	(3,655)
Comprehensive income (loss) including non-controlling interests	6,620	1,845	36,579	(30,642)
Comprehensive (income) loss attributable to non-controlling interests	(140)	(222)	(40)	10
Comprehensive income (loss) attributable to Village Farms International, Inc. shareholders	$6,480	$1,623	$36,539	$(30,632)

Village Farms International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands of United States dollars)

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows provided by (used in) operating activities:
Income (loss) from continuing operations including non-controlling interests	$18,649	$(22,231)
Adjustments to reconcile net loss attributable to Village Farms International, Inc. shareholders to net cash provided by (used in) operating activities of continuing operations:
Depreciation and amortization	12,572	12,934
Amortization of deferred charges	79	10
Interest expense	2,162	2,594
Interest paid on long-term debt	(2,215)	(3,128)
Unrealized foreign exchange (gain) loss	(56)	143
Goodwill and intangible asset impairments	—	11,939
Non-cash lease expense	740	593
Share-based compensation	1,282	3,476
Deferred income taxes	(133)	384
Changes in non-cash working capital items	13,630	(3,911)
Net cash provided by operating activities from continuing operations	46,710	2,803
Cash flows used in investing activities:
Purchases of property, plant and equipment	(7,117)	(5,527)
Purchases of intangibles	—	(80)
Net cash used in investing activities from continuing operations	(7,117)	(5,607)
Cash flows (used in) provided by financing activities:
Repayments on borrowings	(6,612)	(4,301)
Purchase of non-controlling interest	—	(3,817)
Proceeds from exercise of warrants and options	3,544	—
Other financing activities	(543)	—
Net cash used in financing activities from continuing operations	(3,611)	(8,118)
Discontinued Operations
Net cash (used in) provided by operating activities from discontinued operations	(5,865)	7,139
Net cash provided by (used in) investing activities from discontinued operations	38,710	(2,620)
Net cash used in financing activities from discontinued operations	(4,000)	—
Net cash flows provided by discontinued operations	28,845	4,519
Effect of exchange rate changes on cash and cash equivalents	(1,897)	(192)
Net increase (decrease) in cash, cash equivalents and restricted cash	62,930	(6,595)
Cash, cash equivalents and restricted cash, beginning of period	24,631	35,291
Cash, cash equivalents and restricted cash, end of period	$87,561	$28,696